Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:

Robert Apple, Chief Operating & Financial Officer	Don Weinberger
InKine Pharmaceutical Company, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
(215) 283-6850	(212) 370-4500
don@wolfeaxelrod.com

INKINE ELECTS JOHN R. LEONE TO ITS BOARD OF DIRECTORS

BLUE BELL, PA March 24, 2005 — InKine Pharmaceutical Company, Inc. (Nasdaq: INKP) today announced the election of John R. Leone to its Board of Directors.

Mr. Leone is currently President and Chief Executive Officer of Cambrex Corporation, a diversified life sciences company.  Previously, Mr. Leone was Senior Vice President and Chief Operating Officer, U.S. Commercial Operations, Aventis Pharmaceuticals, Inc. where he was responsible for all United States Commercial Operations for Aventis. Mr. Leone joined the Aventis predecessor company Rhone-Poulenc Rorer (RPR) in 1996 as Vice President and General Manager of the U.S. Prescription Products Division. He later became Senior Vice President and General Manager of RPR, responsible for all U.S. pharmaceutical businesses.  Mr. Leone began his pharmaceutical career with Pfizer and American Home Products, holding marketing positions of increasing responsibility in the United States and Europe.  He earned a B.S. in engineering from the United States Military Academy at West Point, New York and an M.B.A. with an emphasis in marketing from the University of Colorado.

 “We are pleased to have John join our Board of Directors,” said Leonard S. Jacob, M.D., Ph.D., Chairman and CEO of InKine.  “His experience and depth of knowledge in pharmaceutical sales and marketing will greatly benefit our commercial operations,” added Dr. Jacob.

About InKine Pharmaceutical

InKine Pharmaceutical Company, Inc. is a publicly traded specialty pharmaceutical company focused on developing and commercializing pharmaceutical products for the diagnosis and treatment of gastrointestinal disorders. The Company’s development strategy is to acquire late-stage drug candidates with short time lines to commercialization. The Company’s franchise product, Visicol® is the only tablet purgative preparation indicated for bowel cleansing prior to colonoscopy. InKine’s second product, IB-Stat®, is an oral hyoscyamine spray for the treatment of a variety of indications. Additionally, the Company is developing INKP-102, an advanced generation purgative, which recently completed Phase III clinical trials for bowel cleansing prior to colonoscopy and studying Visicol® for use as a laxative in treating patients with chronic constipation. For further information, please visit InKine on its web site http://www.inkine.com.

In addition to historical facts or statement of current condition, this press release may contain forward-looking statements. Forward-looking statements provide InKine’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. InKine’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth in its reports on Form 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, InKine does not intend (and it is not obligated) to update publicly any forward-looking statements. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

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